Exhibit 10.1

TERMINATION AGREEMENT AND MUTUAL RELEASE

This Termination Agreement and Mutual Release (“Agreement”) is made this ____ day of January, 2016, by and between EZRA GREEN (“Green”) and FUSE SCIENCE, INC., a Nevada corporation (the “Company”) (collectively the “Parties”).

WHEREAS Green and Fuse are parties to an Executive Employment Agreement (the “Employment Agreement”) dated October 1, 2014, under which Green is employed as the Company’s Chief Executive Officer; and

WHEREAS, Green and Fuse desire and intend to terminate the Employment Agreement and settle all claims and causes of action whatsoever which may exist between them,

THEREFORE, for and in consideration of the promises and covenants herein contained, and for other valuable consideration received, the sufficiency of which is hereby expressly acknowledged, it is hereby mutually agreed by and between the Parties hereto, and each of them, as follows:

1.           Termination of Employment Agreement.  Effective as of the date hereof, the Employment Agreement shall be deemed terminated by the mutual consent of Green and the Company.  Hereafter, neither Green nor the Company shall have further rights, duties or obligations thereunder and no further performance or consideration, by either party, which may be called for or related to the Employment Agreement shall be required.

2.            Definitions used in Sections 3 and 4.  For purpose of Sections 3 and 4 of this Agreement, the terms the “Company” and “Green” shall include the following persons and/or entities: the named persons and/or entities individually, jointly, severally and on behalf of their respective affiliated and/or subsidiary companies and partnerships, together with any and all past and present trustees,  receivers, board members, employees, officers, directors, shareholders, partners, agents, representatives, subsidiaries, unincorporated divisions, insurance carriers, sureties, consultants, attorneys, successors, assigns, heirs, executors, administrators, tenants, licensees, invitees, joint venturers, members and related persons, predecessors, entities or companies.

3.           Green’s Release of the Company. With the exception of the obligations set forth in this Agreement, Green hereby fully releases and discharges the Company of and from all claims, actions, causes of action, demands, rights, agreements, promises, liabilities, losses, damages, costs and expenses, of every nature and character, description and amount, either known or unknown, without limitation or exceptions, whether based on theories of tort, fraud, misrepresentation, contract, breach of contract, breach of the covenant of good faith and fair dealing, violation of statute, ordinance, or any other theory of liability or declaration of rights whatsoever, which Green may now have or may hereinafter acquire against the Company, whether asserted or not, arising directly or indirectly from or based on any cause, event, transaction, act, omission, occurrence, condition or matter, of any kind or nature whatsoever, which has occurred prior to the Parties’ execution of this Agreement.

4.           Company’s Release of Green. With the exception of the obligations set forth in this Agreement, the Company hereby fully release and discharge Green of and from all claims, actions, causes of action, demands, rights, agreements, promises, liabilities, losses, damages, costs and expenses, of every nature and character, description and amount, either known or unknown, without limitation or exceptions, whether based on theories of tort, fraud, misrepresentation, contract, breach of contract, breach of the covenant of good faith and fair dealing, violation of statute, ordinance, or any other theory of liability or declaration of rights whatsoever, which the Company may now have or may hereinafter acquire against Green, whether asserted or not, arising directly or indirectly from or based on any cause, event, transaction, act, omission, occurrence, condition or matter, of any kind or nature whatsoever, which has occurred prior to the Parties’ execution of this Agreement.

5.           Scope of Release. Subject to the terms and conditions stated herein, the Parties acknowledge and agree that the release given above constitutes a full, complete, fair and final release, including any and all disputes, claims or causes of action, known or unknown, contingent or accrued which may now exist between them.  The Parties acknowledge that they are aware that they, or their attorneys, may hereafter discover facts different from or in addition to those which they or their attorney now know or believe to be true with respect to the claims, demands, debts, liabilities, accounts, obligations, and causes of action of every kind so released, and each agrees that the general release so given shall be and remain in effect as a full and complete release of the Parties released thereby notwithstanding any such different or additional facts.

6.           Miscellaneous.

a.           No Admission of Liability. Each of the Parties agrees that this Agreement is a compromise and shall never be treated as an admission of liability of any Party hereto for any purpose, and that liability therefor is expressly denied by each of the Parties.

b.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties.  All negotiations, proposals, modifications and agreements prior to the date hereof between the Parties are merged into this Agreement and superseded hereby.  There are no other terms, conditions, promises, understandings, statements, or representations, express or implied, concerning this Agreement unless set forth in writing and signed by all of the Parties.

c.           Amendments.  This Agreement may only be modified by an instrument in writing executed by the Parties.

d.           Attorneys' Fees.  Should any action (at law or in equity, including but not limited to an action for declaratory relief) or proceeding be brought arising out of, relating to or seeking the interpretation or enforcement of the terms of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with the terms of this Agreement, the prevailing party, as decided by the Court, shall be entitled to reasonable attorneys' fees and costs incurred in addition to any other relief or damages which may be awarded.  This entitlement to fees shall include fees incurred in connection with any appeal or bankruptcy proceeding.

e.           Severance.  Should any term, part, portion or provision of this Agreement be decided or declared by the Courts to be, or otherwise found to be, illegal or in conflict with the applicable law of any State or of the United States, or otherwise be rendered unenforceable or ineffectual, the validity of the remaining parts, terms, portions and provision shall be deemed severable and shall not be affected thereby, providing such remaining parts, terms, portions or provisions can be construed in substance to constitute the agreement that the Parties intended to enter into in the first instance.

f.           Successors and Assigns.  This Agreement shall be binding and inure to the benefit of the Parties, their respective predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

       g.           Counterparts. This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement.  Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures; however, within five (5) business days after the execution of this Agreement, such parties shall also deliver to the other party an original signature page signed by that party.

        h.           Understanding of Agreement.  The Parties each acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement.  As such, the Parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement.  For the purpose of this instrument, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above their respective signatures below.

Fuse Science, Inc.

By: /s/ David Rector

Print name: David Rector

Title: Director

/s/ Ezra Green
Ezra Green